UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 10, 2007

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2007, Robert Forbes, Jr. resigned from the board of directors of Design Within Reach, Inc. (the “Company”). Mr. Forbes is the Company’s founder and has served as a member of the Company’s board of directors since November 1998. Prior to his resignation, Mr. Forbes was serving as a member of the Company’s board of directors pursuant to an agreement, effective as of June 30, 2006, between the Company and Mr. Forbes, pursuant to which Mr. Forbes agreed to serve as a member of the Company’s board of directors for a period of six months. Mr. Forbes’ resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices. At the time of his resignation, Mr. Forbes was not serving on any committees of the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007	DESIGN WITHIN REACH, INC.

	By:	/s/ John D. Hellmann
John D. Hellmann
Chief Financial Officer